UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2024

HORIZON BANCORP, INC.
(Exact name of registrant as specified in its charter)

Indiana	000-10792	35-1562417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
515 Franklin Street
Michigan City, IN 46360
(Address of principal executive offices, including zip code)

(219) 879-0211
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	HBNC	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On January 8, 2024, Horizon Bancorp, Inc. (the “Company”) was informed of the passing of Director Spero W. Valavanis. Mr. Valavanis served on Horizon Bancorp, Inc.'s Board of Directors since 2000 and on the Board of Directors of Horizon Bank, its wholly-owned subsidiary, since 1998. During his tenure as a Director, Spero helped guide the organization from approximately $300 million in assets with nine branches to nearly $8 billion in assets with over 70 locations in Indiana and Michigan. He most recently served on the Company's Asset-Liability Committee and Wealth Management Committee. Craig M. Dwight, Chairman of the Board of the Company for Mr. Valavanis' entire tenure, states, “Spero's commitment to the success of the Bank was unwavering, and the loss of his professional acumen and passion for knowledge will be felt by all who had the pleasure of knowing and working with him. We extend thoughts and condolences to his family and friends.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 16, 2024	HORIZON BANCORP, INC.

		By:	/s/ Mark E. Secor
Mark E. Secor,
Executive Vice President & Chief Financial Officer

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